                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-8683) of our report dated January 26, 1996 relating to the combined financial statements of West Coast Entertainment Corporation and Affiliates appearing in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

                               /s/  MILLER, GLUSMAN, FOOTER & MAGARICK, P.C.

                              --------------------------------------------------

                                   Miller, Glusman, Footer & Magarick, P.C.

October 28, 1996
Philadelphia, Pennsylvania